UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2009

PLURIS ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25579
(Commission File Number)

87-0571853
(IRS Employer Identification No.)

Suite 200 – 12929 Gulf Freeway, Houston, Texas 77034
(Address of principal executive offices and Zip Code)

713-538-1484
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2009, the appointment of Kenneth Koepke as a director of Pluris Energy Group Inc. (the “Company”) became effective and the resignation of Sacha H. Spindler as a director became effective.

On November 9, 2009, Mr. Fred Kesinger was appointed by the Board of Directors of Pluris Energy Group Inc. (the “Company”) as a director and the President of the Company.

Fred Kesinger (age 66) specializes in business process improvement on numerous levels in the energy sector and will be instrumental in the development and deployment of the Company’s business mandate. From 1999 to 2003, Mr. Kesinger worked for Duke Energy Field Services as its Vice President, Information Technology & Chief Information Officer where he managed the transition of Union Pacific Fuels and GPM to Duke Energy. Mr. Kesinger was also a key figure in the management of numerous major corporate initiatives at Duke that saw significant year over year revenue increases and business growth of over 400%. Mr. Kesinger’s in-depth and synergistic professional capacities towards the Company’s mandate also include his expertise in the implementation of software driven solutions and technical infrastructure development to help facilitate increases in operating efficiencies, processing and marketing deployments and the implementation of platforms for the build out of unique business units within operating structures, which will directly benefit the Company in its planned emergence into the natural gas and other utilities sectors. Other notable positions held by Mr. Kesinger include: CEO of Everest Consulting Partners from 2005 to 2009; Chief Operating Officer of Productive Data Systems, Inc. from 2004 to 2005; a Director of Information Technology of Union Pacific Fuels from 1998 to 1999; Vice President and Business Support Services of UtiliCorp Energy Solutions from 1993 to 1998; numerous positions with UtiliCorp United from 1994 to 1996; and Director of Information Technology of Aquila Energy from 1993 to 1994.

Other than the Company, Mr. Kesinger is not a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C. 80a–1, et seq., as amended.

Mr. Kesinger does not have a family relationship with any of the Company’s current directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer of the Company.

Mr. Kesinger has not been involved in any transaction since the beginning of the Company's last fiscal year, and is not involved in any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2009	PLURIS ENERGY GROUP INC.

	By:	/s/ Kenneth Koepke
Kenneth Koepke
Chairman, CEO and Director